SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 28, 2006, WorldSpace, Inc. (the “Registrant”) entered into a fourth amendment to its royalty agreement dated September 30, 2003 with Stonehouse Capital Ltd. (the “Royalty Agreement”). Under the terms of the amendment, restrictions on the payment of “Distributions” (as defined in the Royalty Agreement) by the Registrant that were previously applicable to Yenura Pte. Ltd. (“Yenura”), a Singapore company controlled by Noah A. Samara, Chairman and Chief Executive Officer of the Registrant, have been eliminated.

In light of the elimination of the restrictions on Distributions to Yenura (the sole holder of Class B Common Stock), the Registrant and Yenura may in the future agree to an exchange of all of Yenura’s Class B Common Stock for newly issued shares of Class A Common Stock in order both to simplify the structure of the Registrant’s outstanding capital and to allow Yenura to hold the same class of shares as all other stockholders. Any exchange would be on a one-for-one basis. At the present time, however, the Registrant and Yenura are deferring any consideration of such an exchange transaction. All of the shares held by Yenura, regardless of whether Class A or Class B, are subject to a lock-up agreement with the Company until December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President